Exhibit (c)18

Citigroup Global Markets Inc. | Global Energy Group April 2019 Project Prairie Discussion Materials Strictly Private and Confidential

Breakevens by Basin

Crude Oil Breakevens by Basin[1]


WTI Price: $63.10
$26.37
$27.31
$28.41
$28.70
$28.74
$29.76
$31.07
$31.42
$40.50
$41.00
$47.00
Midland
SCOOP
Eagle Ford
Delaware
Bakken
DJ - Niobrara
STACK
Powder River
Oswego
Duvernay
Uinta

Natural Gas Breakevens by Basin[1]


HH Price: $2.66
$1.78
$1.83
$1.95
$2.64
$2.71
$3.10
$3.90
Marcellus (SW)
Marcellus (NE)
Montney
Haynesville
Utica
Barnett
Fayetteville
Basins Where TGE Operates

Select Commentary

Bakken

"Interestingly, [observed] $/location was the highest in the Bakken, albeit deal activity has been relatively sparse over the past few years. **Given the magnitude of well productivity gains, well level returns in the Bakken core represent the most attractive drilling opportunities in U.S. shale.**"

DJ – Niobrara

"**Despite lower returns on a half-cycle basis, the DJ ranks ahead of both the Bakken and Eagle Ford on a full-cycle basis, as the play benefits from lower entry costs based on our analysis.** Despite negative investor sentiment on the DJ Basin, on the current strip IRRs and NPV-10s per well look attractive in the Wattenberg core and northeastern Colorado."

Powder River

"The PRB was originally developed with completions that were too light and too tightly spaced. Operators are now revisiting the formation with new completion techniques, and the results are promising…. The Turner, Teapot and Parkman formations have been proven in several locations around the basin. **Single-well breakevens can range between $40-$55/bbl.** The Sussex, Teapot and the Frontier become economic at $70/bbl."

Appalachia

"Overall, on the current strip IRRs and NPV-10s per well appear largely unattractive below $3.00 per Mcf **outside of the Marcellus in NEPA and West Virginia wet plays, which would still generate a ~40% or higher IRR on the current strip assuming full-cycle costs.**"

Source: Wood Mackenzie, Wall Street Research. FactSet data as of 4/5/2019.
Note: Oil breakevens assumes flat $3.00/Mcfe natural gas price, natural gas breakevens assumes flat $50/bbl oil price.
(1) Represents Half-Cycle Economics at a Before Tax IRR of 10% – excludes infrastructure and corporate costs, includes any oil and gas price basis differentials and transportation costs.

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Type Curve Assumptions – Oil Williston Basin (Bakken) Type Curve Assumptions by Operator Oasis (OAS) Whiting (WLL) WPX Energy (WPX) 2—Stream 2—Stream 2—Stream 2—Stream 3—Stream 3—Stream Wild Basin Bakken Core Other Bakken Core Wild Basin TF Other TF Tier-1 D&C ($mm) $8.24 $8.24 $8.24 $8.03 $7.07 $6.93 EUR (mboe) 1,500 1,001 1,080 924 1,156 1,006 Oil (%) 73% 89% 73% 89% 76% 82% NGLs (%) 0 0 0 0 12 9 Natural Gas (%) 28 11 28 11 12 9 LOE ($/boe) $10.06 $10.06 $10.06 $10.06 $8.24 $6.25 Crude Discount to WTI 3% 3% 3% 3% $4.00 8% F&D ($/boe) $5.49 $8.23 $7.63 $8.68 $6.11 $6.89 Continental (CLR) EOG Resources (EOG) Hess (HES) Marathon Oil (MRO) New field (NFX) 2—Stream 3—Stream 3—Stream 3—Stream 3—Stream Tier-1 D&C ($mm) $7.90 $4.60 $5.80 $6.18 $5.73 EUR (mboe) 1,100 745 933 1,100 1,050 Oil (%) 80% 70% 63% 80% 65% NGLs (%) 0 15 27 8 19 Natural Gas (%) 20 15 10 12 16 LOE ($/boe) $4.50 $7.22 $6.00 $8.00 $11.37 Crude Discount to WTI $4.00 5% 6% 15% 5% F&D ($/boe) $7.18 $6.18 $6.22 $5.62 $5.46 High Median Mean Low D&C ($mm) $8.24 $7.07 $7.00 $4.60 EUR (mboe) 1,500 1,050 1,054 745 Oil (%) 89% 76% 76% 63% NGLs (%) 27 8 8 0 Natural Gas (%) 28 12 16 9 LOE ($/boe) $11.37 $8.24 $8.35 $4.50 F&D ($/boe) 8.68 6.22 6.70 5.46 Source: Wall Street Research 2

Type Curve Assumptions – Oil (cont'd)

DJ Basin Type Curve Assumptions by Operator

	Anadarko (APC) 3 - Stream	Extraction (XOG) 3 - Stream	Noble Energy (NBL) 3 - Stream Wells Ranch	SRC Energy (SRCI) 2 - Stream 6,000 < GOR < 12,000	SRC Energy (SRCI) 2 - Stream 2,000 < GOR < 6,000
D&C ($mm)	$2.70	$4.99	$6.70	$4.62	$4.62
EUR (mboe)	650	748	1,001	911	484
Oil (%)	*40%*	*45%*	*40%*	*45%*	*50%*
NGLs (%)	*31*	*24*	*30*	*20*	*18*
Natural Gas (%)	*29*	*31*	*30*	*35*	*32*
LOE ($/boe)	$6.58	$3.80	$9.60	$2.30	$2.30
Crude Discount to WTI	$6.00	$7.00	8%	14%	14%
F&D ($/boe)	$4.16	$6.68	$6.69	$5.07	$9.55

	High	Median	Mean	Low
D&C ($mm)	$6.70	$4.62	$4.73	$2.70
EUR (mboe)	1,001	748	759	484
Oil (%)	*50%*	*45%*	*44%*	*40%*
NGLs (%)	*31*	*24*	*25*	*18*
Natural Gas (%)	*35*	*31*	*31*	*29*
LOE ($/boe)	$9.60	$3.80	$4.92	$2.30
F&D ($/boe)	9.55	6.68	6.43	4.16

Powder River Basin Type Curve Assumptions by Operator

	Chesapeake (CHK) 3 - Stream	Devon (DVN) 3 - Stream	EOG Resources (EOG) 3 - Stream Turner
D&C ($mm)	$9.82	$7.35	$4.50
EUR (mboe)	1,200	870	860
Oil (%)	*51%*	*85%*	*34%*
NGLs (%)	*13*	*5*	*23*
Natural Gas (%)	*36*	*10*	*43*
LOE ($/boe)	$10.50	$8.98	$7.22
Crude Discount to WTI	($3.00)	5%	5%
F&D ($/boe)	$8.18	$8.45	$5.23

	High	Median	Mean	Low
D&C ($mm)	$9.82	$7.35	$7.22	$4.50
EUR (mboe)	1,200	870	977	860
Oil (%)	*85%*	*51%*	*57%*	*34%*
NGLs (%)	*23*	*13*	*14*	*5*
Natural Gas (%)	*43*	*36*	*30*	*10*
LOE ($/boe)	$10.50	$8.98	$8.90	$7.22
F&D ($/boe)	8.45	8.18	7.29	5.23

Source: Wall Street Research

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Type Curve Assumptions – Natural Gas Southwest Marcellus Type Curve Assumptions by Operator Antero Resources (AR) Chesapeake (CHK) 3—Stream 3—Stream 3—Stream 3—Stream 3—Stream 3—Stream Dry Gas Highly-Rich Gas Highly-Rich Condensate Super-Rich Wet Gas Dry Gas D&C ($mm) $8.72 $8.11 $8.11 $9.20 $7.30 $6.50 EUR (mmcfe) 18,003 22,100 24,400 30,100 28,300 24,800 Oil (%) 0% 2% 4% 9% 2% 0% NGLs (%) 0 30 35 46 49 0 Natural Gas (%) 100 68 61 46 49 100 LOE ($/mcfe) $1.38 $1.65 $1.57 $1.38 $1.38 $1.06 NGL % of WTI 55% 55% 55% 30% 30% 30% Gas Discount to Henry Hub (1%) (1%) (1%) 10% 10% 10% F&D ($/mcfe) $0.48 $0.37 $0.33 $0.31 $0.26 $0.26 Southw estern (SWN) 3—Stream 3—Stream 3—Stream Rich Gas Lean Gas Dry Gas D&C ($mm) $8.00 $8.00 $8.00 EUR (mmcfe) 16,037 28,001 9,998 Oil (%) 15% 1% 0% NGLs (%) 48 47 0 Natural Gas (%) 37 52 100 LOE ($/mcfe) $1.07 $1.07 $1.07 NGL % of WTI 29% 29% 29% Gas Discount to Henry Hub 18% 18% 18% F&D ($/mcfe) $0.50 $0.29 $0.80 High Median Mean Low D&C ($mm) $9.20 $8.00 $7.99 $6.50 EUR (mmcfe) 30,100 24,400 22,415 9,998 Oil (%) 15% 2% 4% 0% NGLs (%) 49 35 28 0 Natural Gas (%) 100 61 68 37 LOE ($/mcfe) $1.65 $1.38 $1.29 $1.06 F&D ($/mcfe) 0.80 0.33 0.40 0.26 Source: Wall Street Research 4

Type Curve Assumptions – Natural Gas (cont'd)

Northeast Marcellus Type Curve Assumptions by Operator

	Cabot Oil & Gas (COG) 3 - Stream	Chesapeake (CHK) 3 - Stream	Southwestern (SWN) 3 - Stream
D&C ($mm)	$8.30	$5.45	$7.88
EUR (mmcfe)	36,520	17,100	15,044
Oil (%)	*0%*	*0%*	*0%*
NGLs (%)	*0*	*0*	*0*
Natural Gas (%)	*100*	*100*	*100*
LOE ($/mcfe)	$0.77	$1.06	$0.75
Gas Discount to Henry Hub	$0.48	$0.46	9%
F&D ($/mcfe)	$0.23	$0.32	$0.52

	High	Median	Mean	Low
D&C ($mm)	$8.30	$7.88	$7.21	$5.45
EUR (mmcfe)	36,520	17,100	22,888	15,044
Oil (%)	*0%*	*0%*	*0%*	*0%*
NGLs (%)	*0*	*0*	*0*	*0*
Natural Gas (%)	*100*	*100*	*100*	*100*
LOE ($/mcfe)	$1.06	$0.77	$0.86	$0.75
F&D ($/mcfe)	0.52	0.32	0.36	0.23

Utica Type Curve Assumptions by Operator

	Antero Resources (AR)			Chesapeake (CHK)		Southwestern (SWN)
	3 - Stream Dry Gas	3 - Stream Rich Gas	3 - Stream Condensate	3 - Stream Dry Gas	2 - Stream Wet	3 - Stream
D&C ($mm)	$10.43	$10.21	$10.21	$7.26	$6.66	$9.45
EUR (mmcfe)	22,100	18,704	9,900	16,900	12,000	16,491
Oil (%)	*0%*	*3%*	*20%*	*0%*	*15%*	*0%*
NGLs (%)	*0*	*14*	*10*	*0*	*40*	*0*
Natural Gas (%)	*100*	*83*	*70*	*100*	*45*	*100*
LOE ($/mcfe)	$1.57	$1.57	$1.57	$1.23	$1.69	$1.07
NGL % of WTI	55%	55%	55%	35%	35%	29%
Gas Discount to Henry Hub	(1%)	(1%)	(1%)	$0.20	$0.20	$0.18
F&D ($/mcfe)	$0.47	$0.55	$1.03	$0.43	$0.55	$0.57

	High	Median	Mean	Low
D&C ($mm)	$10.43	$9.83	$9.04	$6.66
EUR (mmcfe)	22,100	16,696	16,016	9,900
Oil (%)	*20%*	*2%*	*6%*	*0%*
NGLs (%)	*40*	*5*	*11*	*0*
Natural Gas (%)	*100*	*92*	*83*	*45*
LOE ($/mcfe)	$1.69	$1.57	$1.45	$1.07
F&D ($/mcfe)	1.03	0.55	0.60	0.43

Source: Wall Street Research

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